DESIGNARTS

                      25 MAIN STREET - CHICO, CALIFORNIA

                               LEASE  AGREEMENT

This Lease, made between GoOn-Line.com, Inc. hereinafter referred to as Lessee, and Design Arts, Building Associates, hereinafter referred to as Lessor, provides as follows:

1. USE AND PREMISES

Lessor hereby leases to Lessee, and Losses hires from Lessor, for the purpose of occupying and using the promises for general office use and for no other purpose, a portion of those certain premises, with the appurtenances, situated in the City of Chico, County of Butte, State of California, and commonly described as follows:

Suite 201 of the Design Arts Building, 25 Main Street, Chico, California and more particularly described on Exhibit "A" attached hereto. Mailed Notices under this agreement shall be addressed to the tenant at suite 201, Design Arts Building, 25 Main Street, Chico CA 95928

2. TERM AND RENT

Term: The term shall be for five (5) years, commencing on May 15, 1999 and ending sixty (50) months thereafter, and subject to any hereinafter described option, all being subject to the following promises, covenants and conditions:

Rent: Lessee shall pay to Lessor, without deduction or offset, a bass rent of $19,380 annually during the term hereof, payable in equal monthly installments of $1,615.00, in advance on the fifteenth (15th) day of each full calendar month during the term hereof.

All rents shall be paid to the Lessor or its authorized agent at 25 Main Street, Chico, California.

Late Payment Penalty: Payment is due on the 15th day of each month and late by the 25th. If paid after the 10th a late fee of $5 per day will be charged beginning the 15th of the month to the 25th ($50) plus $5

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per day thereafter until paid. The rent must be AT THE DESIGN ARTS BUILDING
OFFICE BY THE 25TH TO avoid a penally charge.

The Base monthly rent shall be adjusted every twelve (12) months and as scheduled below during the term hereof, and any extension increases shall conform to the following schedule


year    starting      annualized rent     monthly rent    Increase

2       5/15/00        $19,961            $1,603.45       1.03
3       5/15/01        $20,560            $1,713.35       1.03
4       5/15/02        $21,177            $1,764.75       1.03
5       5/15/03        $21,812            $1,817.70       1.03



initial payment: Lessee shall pay to Lessor, on or before May 15, 1999, the security deposit (if any), and either the first months rent or an advance payment of rent as follows:

Advance payments: In the event that Lessee prepays rent for twelve months or more in advance. the scheduled RENTS SHALL BE DISCOUNTED twenty five percent. The advance rent for the first year Is $14,500.

option: During the period between May 15. 2000 and June 15, 2000, and the period between May 15, 2002 and June 15, 2002, Lessee shall have the option to terminate this lease without penalty or obligation, upon written notice.

3. POSSESSION

If Lessor, for any reason whatsoever, cannot deliver possession of the said premises to Lessee at the commencement of said term, as hereinbetore and hereinafter specified, this lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event there shall be a proportionate abatement of rent covering the period between the commencement of the said term and the time when Lessor can deliver possession. Lessee agrees to take possession and begin payment of rent on May 15th 1999. If Lessor cannot deliver possession of the premises at that time, the Lessor shall have the option to terminate this lease without penalty or obligation.

4. USES PROHIBITED

Lessee shall not use, or permit said promises, or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which the said premises are hereby leased; and no use shall be made or

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permitted to be made of the said promises, nor acts done, which will
Increase the existing rate of insurance upon the building In which said promises may be located, or cause a cancellation of any Insurance policy covering said building, or any part thereof; nor shall Lessee sell. or permit to be kept, used or sold, in or about said premises, any article which may be prohibited by the standard form of fire insurance policies, Lessee shall, at its sole cost and expense, comply with any and all requirements of any insurance organization or company pertaining to said premises, necessary for the maintenance of reasonable fire and public liability Insurance covering said building and appurtenances. Lessor warrants that the proposed use Is not prohibited by insurance policies in effect at the time of occupancy.

Lessee shall not commit any waste upon the promises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.

5. Maintenance, Repairs, Alterations

Lessee acknowledges that the promises are in good order and repair, unless otherwise indicated herein, subject to any hidden or latent detects or listed items, if any. Lessee shall, at its own expense and at all times, maintain the promises in good and sale condition and shall surrender the same. at termination hereof, In as good condition as received, normal wear and tear, damage by fire, or other casualty, and hidden or latent defects not caused by Lessee's occupancy excepted. Losses shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, heating/ventilation/air conditioning system, and building plumbing and electrical systems, which shall be maintained by Lessor. Lessor shall maintain in good condition the common areas, sidewalks, patios, landscaping, and parking.

No improvement or alteration of the premises. shall be made without the prior written consent of the Lessor, which consent shall not be unreasonably withhold. Prior to the commencement of any substantial repair, improvement, or alteration. Lessee shall give Lessor at least two (2) days written notice in order that Lessor may post appropriate notices to avoid any liability for lions.

6. FREE FROM LIENS

Lessee shall keep the promises and the property in which the premises are situated free from any liens arising out of any work performed, material furnished, or obligation incurred by Lessee.

7. COMPLIANCE WITH GOVERNMENTAL REGULATIONS

Lessee shall, at its sole cost and expense, comply with all statutes, ordinances and requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said

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premises. The commencement or pendency of any state or federal court proceeding against lessee regarding the use of premises shall, after Lessee has 30 days written notice to cure, be deemed a breach hereof.

8. INDEMNIFICATION OF LESSOR

Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise, and all other personal property in, upon and about said premises, from any cause arising at any time, and Lessee will hold Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the premises by Lessee, or from the failure of Lessee to keep the premises in good condition and repair as herein provided, unless caused or contributed to by the negligence of Lessor, Lessor's employees, contractors, or agents.

9. UTILITIES

Lessee shall contract for and pay for telephone service, janitorial services, trash collection and all other service supplied to the Lessee's premises. The cost of building utilities, which include water, common area janitorial services, natural gas and electrical power are included in the rent and will be paid by Lessor. Lessor reserves the right to evaluate and equitably adjust Lessee's rent based on actual utility usage. Lessor and Lessee agree that the normal working hours for the building are Monday-Friday from 7:00 am to 6:00pm. Reasonable charges for Utility usage beyond normal working hours may be imposed.

10. ENTRY BY LESSOR

Lessee shall permit Lessor and its agents to enter into and upon said premises at all reasonable times, and upon reasonable notice, for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion at said building, including the erection and maintenance of such scaffolding, material supplies, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for Lessee's alterations, additions or repairs, or for the purpose of placing upon the property in which said premises are located any usual or ordinary "For Sale" signs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned; and shall permit Lessor and Its agents, at any time within sixty (60) days prior to the expiration of this lease, to place upon said premises any usual or ordinary "To Let" or "For Lease" signs and exhibit the premises to prospective tenants at reasonable hours and after reasonable notice.

11. DESTRUCTION OF PREMISES

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In the event of a partial destruction of the said promises during the said term, from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within sixty (60) days from date of destruction under the laws and regulations of the State, Federal, County or Municipal authorities. Partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate deduction in rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee In the said premises. In the event that Lessor does not elect to make, or cannot make, such repairs within such sixty (60) days of date of destruction, or such repairs cannot be made under such laws and regulations, this lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair, or may elect to repair under the terms of this paragraph, the provisions of Section 1932, Subdivision 2 of the civil Code of the State of California are waived by Lessee. In the event that the building in which the premises are situated are destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof. Lessor may elect to terminate this lease, whether the promises are injured or not. A total destruction of the building in which the said promises are situated shall terminate this lease effective as of the date of destruction.

In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator. the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

12. ASSIGNMENTS AND SUBLETTING

Lessee shall not assign this lease nor sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease. A consent to one assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting, and any such subsequent assignment or subletting without Lessor's consent shall be void and shall, at Lessor's option, terminate this lease. Lessor may require reasonable financial information and reasonable credit information from the proposed transferee, and Lessor may require that the proposed transferee demonstrate a reasonable amount of credit worthiness. Lessor may require that rents paid by a sublessee be paid jointly to the Lessee and the Lessor. Furthermore, Lessor may require that the proposed now use(s) be consistent with the terms and conditions of this lease agreement. Use of the promises by other related entities of the Lessee shall not be deemed an assignment or sublease as contemplated herein. Lessee shall have the right to assign or sublease to a related entity of Lessee. "Related entity" as used herein shall mean parent company, any subsidiary, or affiliated company of Lessee.

13. INSOLVENCY OR BANKRUPTCY

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Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee without being discharged within 30 days, or (b) a general assignment by Lessee for the benefit of creditors, or
(c) any action taken or suffered by Lessee under any insolvency or bankruptcy act without being discharged or removed within 30 days shall constitute a breach of this lease by Lessee. After such 30 day discharge or cure period, this lease shall immediately terminate after a written notice of termination from Lessor to Lessee.

14. REMEDIES OF OWNER ON DEFAULT

In the event of any breach of this lease by, then Lessor, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the promises; such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Lessee. Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease or from time to time, without terminating this lease, re-let said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Lessor in Its reasonable discretion may deem advisable with the right to make alterations and repairs to said premises, upon each such re-letting (a) Lessee shall be immediately liable to pay Lessor, in addition to any Indebtedness other than rent due hereunder, the cost and expenses of such re-letting and of such alteration and repairs. incurred by Lessor, and the amount, it any, by which the rent reserved in this lease for the period of such re-letting (up to but not beyond the term of this lease) exceeds the amount agreed to be paid as rent for the premises for such period of such re-letting; or (b) at the option of Lessor rents received by such Lessor from such re-letting shall be applied: first, to the payment of any indebtedness, other than rent due hereunder from Lessee to Lessor; second. to the payment of any reasonable costs and expenses of such reletting and of such alterations and repair; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder, If Lessee has been credited with any rent to be received by such re-letting under option (a), and such rent shall not be promptly paid to Lessor by the new tenant, or it such rentals received from such reletting under option (b) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this lease for any previous breach. Should Lessor at any time terminate this lease for any breach, in addition to any other remedy it may have, it may recover from Lessee all reasonable damages it may incur by reason of such breach, including the reasonable cost of amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term, over the then reasonable rental value of the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

15. SURRENDER OF LEASE

The voluntary and other surrender of this lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.

16. ATTORNEY'S FEE

In the event that Lessor Is required to employ an attorney to enforce the terms and conditions of this agreement or to recover possession of the promises from Lessee, Lessee shall pay to Lessor a reasonable attorney's fees actually incurred whether or not a legal action is filed or a judgement is obtained.

17. NOTICES

Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the promises, or Lessor at the address shown above, or at such other places as may be designated by the parties from time to time. Notice shall be deemed given when deposited in the United States mail registered for delivery, return receipt requested.

18. SECURITY

 A security deposit of two thousand five hundred dollars
($2500.00) shall secure the performance of the Lessee's obligations hereunder. Lessor may, but shall not be obligated, to apply all or portions of said deposit an account of Lessee's obligations hereunder. Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the security deposit in payment of the lost month's rent. In the event that Lessor elects to pay rent in advance for the first year, under the provisions of article 2, the payment of the security deposit shall be waived, and any deposit paid shall be applied against the amount of the advance rent.

19. WAIVER

No failure of Lessor to enforce any term hereof shall be deemed to be a waiver. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

20. HOLDING OVER

Any holding over after the expiration of the said term shall be construed to be a tenancy from month to month, at a rental of 1.25 times the then current monthly rent and shall otherwise be on the terms and conditions herein, as applicable.

21. SUCCESSORS AND ASSIGNS

This lease is binding on the heirs, successors, executors, administrators and assigns of the parties hereto.

22. TIME

Time is of the essence of this lease.

23. TAXES AND ASSESSMENTS

In the event that in any tax year during the term of this lease any Municipal, State, County, or political subdivision shall assess any new or special assessments or levies, the Lessee shall pay to Lessor for such year, upon demand, an amount equal to Lessee's pro-rata share of the total special assessment or levy. The pro-rata share shall be determined by the following formula:

Lessee's leased gross area (square feet) per Exhibit "A" = Lessee's pro-rata share of taxes

Total of occupied tenant areas (square feet)

Lessee shall pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Lessee's equipment, furniture, fixtures, and other personal properly located In the premises.

It is further agreed by the parties that Lessee shall have the right to protest in its own name, or in the name of Lessor, any and all tax assessments or levies during the term of this lease.

24. LIABILITY INSURANCE

During the entire term and any extension or renewal thereof, Lessee, at its own expense, shall maintain in full force a policy or policies of comprehensive public liability insurance, including property damage with provision for plate glass damage, written by one or more responsible insurance companies licensed to do business in California, that will insure Lessee and Lessor against liability for any injury to persons and property and for death of any person or persons occurring in or about the promises. Lessee will deliver to Lessor acceptable certificates of insurance. The liability under such insurance shall not be less that One Million Dollars ($1,000,000.00) for any one person killed or injured; not less than One Million Dollars ($1,000,000.00) for any one accident, and not less than Fifty Thousand Dollars ($50,000.00) for property damage.

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Without limitations an any other right of remedy of Lessor, Lessee shall indemnify, defend and save Lessor, its successors and assigns, harmless from all loss or damage, including reasonable attorney's fees, suffered or incurred by Lessor by reason of Lessee's failure to provide and maintain the insurance Lessee is required to provide and maintain. Each of the foregoing policies shall contain the agreement of the insurer to give Lessor at least thirty (30) days notice prior to cancellation of or material change in said policies, or any of them. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all right of subrogation which might otherwise exist.

Notwithstanding any other provisions of this Agreement to the contrary, such party hereto waives any right of recovery against the other for any loss or damage to personal property against which the waiving party is protected by Insurance, but such waiver shall not apply to any excess of such loss, damage or injury over the amount covered by the insurance.

25. OTHER INSURANCE

Lessor agrees to maintain insurance on ail Lessor's real and personal property for fire, extended coverage, vandalism, and malicious mischief.

26. IMPROVEMENTS

(a) BY LESSOR: Lessor will re-clean and paint Suite 201 prior to Possession by the Lessor. Al light fixture parts will BE FULLY In place and in good working order. Additionally, Lessor agrees to provide new dedicated heat pump air conditioning unit for suite 201 prior to June 15,1999. No other improvements are to be provided by Lessor.

(b) BY LESSEE - Improvements made by the Lessee require that the Lessee shall, at Lessee's sole cost and expense, cause a general description and approximate cost sheet to be prepared for Improvement and refurbishing of the promises to be made by Lessee, and Lessee shall submit said description and costs to Lessor for Lessor's review and approval as to the type of construction and the class and design of such Improvement. Lessor shall not unreasonably withhold such review and approval. Lessor shall have ten (10) days from the time that Lessee submits said description and costs to approve or disapprove the same. Upon approval from Lessor, Losses shall at Its sole cost and expense, and in accordance with all laws, ordinances, rules and regulations of any government authority applicable thereto, Immediately commence the work of improvement and refurbishing of the promises In accordance with said description and costs which, upon approval of Lessor, shall be marked Exhibit "C" and shall become a part hereof. Lessee shall thereafter diligently prosecute to completion Lessee's work. Lessor shall have the right of review and acceptance of all contractors, subcontractors, and other vendors as required to complete approved improvements.

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Lessee shall notify Lessor, in writing, prior to the first day work is initiated by Lessee on the premises in order that Lessor may have adequate opportunity to post a "Notice of Non-Responsibility" on the premises and have such notice recorded in the Office of the County Clerk of the County of Butte.

27. COMMON RESTROOMS, LOBBY, ELEVATOR

Lessor agrees to provide and maintain common restroom facilities, lobby areas, patios, and elevator for Lessee and Lessee's guests, invitees and employees to be used jointly with other tenants In the building.

28. ON-SITE PARKING

Lessor agrees to provide and maintain seventeen (17) parking spaces, more particularly described on Exhibit "D" attached hereto. Spaces indicated as "Customer Parking Only" and "Handicapped Parking Only" will be maintained as such. Lessee and employees of Lessee's business are prohibited from using the customer designated spaces except for live (5) minute loading and unloading. Spaces indicated as "Assigned" are for use by building tenants and assigned in accordance with the Lessors parking assignment plan.

Lessee understands and agrees that "Assigned" parking space availability is not guaranteed by this lease.

29. SIGNAGE

Exterior Signage for Lessee's premises is allowable providing the signage conforms to the City of Chico requirements, conforms to Design Arts Building signage standards, and Lessor's prior written consent is first had and obtained. Lessors consent and acceptance shall not unreasonably be withheld. Lessor shall have the right of review and acceptance of all contractors, sub-contractors, and other vendors as required to complete approved signs.

30. TRADE FIXTURES

Any and all improvements made to the promises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination hereof, remove its trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

31. HAZARDOUS MATERIALS

Lessee shall not use, store, or dispose of any hazardous substances upon the premises, except use and storage of such substances if they are customarily used in lessee's business, and such use and storage complies with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property, Lessee shall provide Lessor with a list of substances used in the course of the Lessee's business within ten
(10) days following commencement of this lease.

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32. INSPECTION OF PREMISES

Lessee covenants that it or its authorized agents have made an inspection of the promises. its improvements and equipment, and accepts them in their present condition, subject to review of Lessor improvement when performed, hidden or latent defects, and listed items specifically excepted. Lessee has not relied on the representations of Lessee's or Lessor's agents, but has at all times relied an its independent inspection.

33. COVENANT OF FAIR DEALING

Each party to this lease agrees to cooperate fully and in good faith and covenants to deal fairly with the other to ensure that the terms and conditions of this lease are carried out to the fullest possible extent for the best interest of the parties.

34. ABANDONMENT OF PROMISES

Lessee shall not vacate or abandon the premises at any time during the term hereof, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law. or otherwise, any personal property belonging to Lessee left upon the promises shall be deemed to be abandoned, at the option of Lessor. It shall be conclusively presumed that Losses has not vacated or abandoned the premises it Lessee Is not otherwise in default or breach of this lease.

35. CONDEMNATION

It any part of the promises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part taken, terminate as of the date the condemnor acquires possession. and thereafter Losses shall be required to pay such proportion of the rent for the remaining term as the value of the promises remaining bears to the total value of the promises at the date of condemnation provided however, that Lessor may at its option, terminate this lease as of the date the condemnor acquires possession. In the event that the premises are condemned in whole. or that such portion is condemned that the remainder is not susceptible for use hereunder, this lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof, provided however, that Lessee shall be entitled to retain any amount awarded to it for its trade fixtures or moving, expenses.

36. Estoppel Certificate

(it) Losses shall, at any time upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (1] certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying That this Lease, as so

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modified, is in full force and effect), the amount of 2 security deposit, and the date to which the rent and other charges are paid in advance, it any, and 12) acknowledging that there are not, to the best of Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises.

(b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach and default of this Lease, or such failure shall be conclusive upon Lessee [1] that this Lease is in full force and effect, without modification except as may be represented by Lessor, 121 that there are no uncured defaults in Lessor's performance, and (31 that not more than one month's rent has been paid in advance.

37. FORCE MAJEURE

Neither party shall be in default in the event that performance is prevented due to reasons beyond that party's control.

ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, it any, have been made a part of this lease before the parties' execution hereof:

Exhibit "A" - space location drawings;

Exhibit "B" -not applicable

Exhibit "C" - Lessee improvement/refurbishment cost sheet, if any
              [future application]

Exhibit "D" - Location drawing of Design Arts Building parking spaces.

IN WITNESS WHEREOF, the parties have executed this lease at Chico, California this twenty-ninth day of April 1999.


/s/David Martin Griffith
Lessor: David Martin Griffith, partner, design arts building associates

/s/Scott Claverie
Lessee: Scott Claverie, President, GoOn-line.com, Inc.

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Diagram - Exhibit "A" - space location drawings

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Diagram - Exhibit "D" - Location drawing of Design Arts Building parking spaces.